EXHIBIT 4.1

             CERTIFICATE OF DESIGNATIONS OF THE POWERS, PREFERENCES
                 AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER
             SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF
                                       OF
                 SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       FOR
                            MEDCOM USA, INCORPORATED

                  MEDCOM USA, INCORPORATED, a Delaware corporation (the "CORPORATION"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

                  RESOLVED, that, pursuant to Article Four of the Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of 2,900 shares, par value $.01, to be designated Series D Cumulative Convertible Preferred Stock (the "PREFERRED SHARES").

                  RESOLVED, that subject to the terms and conditions of the Purchase Agreement (as defined herein), 2,900 Preferred Shares may be issued.

                  RESOLVED, that each of the Preferred Shares shall rank equally in all respects and shall be subject to the following terms and provisions:

         1. DESIGNATION. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the Series D Cumulative Convertible Preferred Stock (the "PREFERRED SHARES"). The number of shares constituting such series shall be 2,900.

         2. DIVIDENDS.

                  (a) CUMULATIVE. The holders of the Preferred Shares shall be entitled to receive cumulative dividends at the per share rate of four percent (4%) of the Liquidation Preference (as defined below) of each Preferred Share, per annum accruing daily and payable annually on March 31 of each year (each a "DIVIDEND PAYMENT DATE") commencing with the first Dividend Payment Date occurring after the original issuance date of such share, in preference and priority to any payment of any dividend on the of common stock, par value $0.01,


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of the Corporation ("COMMON STOCK") or any other class or series of equity security of the Corporation. Such dividends shall accrue (or shall be deemed to have accrued) on any given share from the most recent date on which a dividend has been paid with respect to such share, or if no dividends have been paid, from April 15, 2000, and such dividends shall accrue from day to day whether or not declared, based on the actual number of days elapsed. If at any time dividends on the outstanding Preferred Shares at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of equity security of the Corporation

                  (b) PAYMENT OF DIVIDENDS. At its option, the Corporation may pay dividends required hereunder either in cash or in the form of shares of Common Stock of the Corporation. If the Corporation elects to pay dividends in the form of its Common Stock, it shall issue to the holder of the Preferred Shares that number of shares of Common Stock having a Fair Market Value equal to the amount of the dividend to be paid; provided that the Corporation shall have such option only if the Common Stock is then listed for trading on the Nasdaq SmallCap Market, Nasdaq National Market, or another market providing regular price quotations, as designated by the Corporation. For purposes of the foregoing, the term "Fair Market Value" shall mean the average of the bid and ask prices of the Corporation's Common Stock on the Nasdaq SmallCap System, averaged for the 10 trading days ending 3 business days prior the dividend payment date, and shall mean the last reported sale price averaged for the 10 trading days ending 3 business days prior to the dividend payment date, if the Common Stock is then listed for trading on the Nasdaq National Market. If the Common Stock is not then listed for trading on the Nasdaq SmallCap System or the Nasdaq National Market, the "Fair Market Value" shall be determined by a procedure approved by the Corporation's Board of Directors, in its reasonable discretion, which is based primarily on the prices quoted on the market on which the Common Stock is then trading.

         3. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders, prior and in preference to any distribution of any assets of the Corporation to the holders of the Corporation's Common Stock, but after payment of the liquidation preference payable with respect to the Corporation's outstanding Series A Preferred Shares, the amount of $1,000 per share plus all accrued but unpaid dividends (the "LIQUIDATION PREFERENCE").

         4. CONVERSION. Effective immediately upon an amendment of the Corporation's Certificate of Incorporation to increase the authorized number of shares of Common Stock to at least 60,000,000 (the "Certificate Amendment") each holder of the Preferred Shares shall have the right at any time and from time to time, at the option of such holder, to convert any or all Preferred Shares held by such holder, for such number of fully paid, validly issued and nonassessable shares ("COMMON SHARES") of Common Stock, free and clear of any liens, claims or


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encumbrances, as is determined by dividing (i) the Liquidation Preference times the number of Preferred Shares being converted (the "CONVERSION AMOUNT"), by
(ii) the applicable Conversion Price determined as hereinafter provided in effect on the Conversion Date. Immediately following such conversion, the rights of the holders of converted Preferred Shares shall cease and the persons entitled to receive the Common Shares upon the conversion of Preferred Shares shall be treated for all purposes as having become the owners of such Common Shares, subject to the rights provided herein to holders.

                  (a) MECHANICS OF CONVERSION. To convert Preferred Shares into Common Shares, the holder shall give written notice ("CONVERSION NOTICE") to the Corporation in the form of page 1 of Exhibit A hereto (which Conversion Notice may be given by facsimile transmission no later than the Conversion Date) stating that such holder elects to convert the same and shall state therein the number of Preferred Shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Shares to be issued (the conversion date specified in such Conversion Notice shall be referred to herein as the "CONVERSION DATE"). Either simultaneously with the delivery of the Conversion Notice, or within one (1) Trading Day (as defined below) thereafter, the holder shall deliver (which also may be done by facsimile transmission) page 2 to Exhibit A hereto indicating the computation of the number of Common Shares to be received. As soon as possible after delivery of the Conversion Notice, such holder shall surrender the certificate or certificates representing the Preferred Shares being converted, duly endorsed, at the office of the Corporation or, if identified in writing to all the holders by the Corporation, at the offices of any transfer agent for such shares. The Corporation shall, within 10 days after receipt of such Conversion Notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the Preferred Shares which have been converted, a certificate or certificates for the number of Common Shares to which such holder shall be entitled (with the number of and denomination of such certificates designated by such holder), and the Corporation shall at such time issue and deliver to such holder a certificate or certificates for the number of Preferred Shares (including any fractional shares) which such holder has not yet elected to convert hereunder but which are evidenced in part by the certificate(s) delivered to the Corporation in connection with such Conversion Notice. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of Preferred Shares, provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Corporation shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion or exercise to the holder, by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The conversion pursuant to this Section 4 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date.

                  The term "TRADING DAY" means a day on which there is trading on the Nasdaq National Market or such other market or exchange on which the Common Stock is then principally traded.

                  If a holder of Preferred Shares converts any of such holder's Preferred Shares, the Corporation shall pay any United States documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, such holder shall pay any such tax that is due because the shares of Common Stock are issued in a name other than such holder's name.

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                  CONVERSION PRICE. The Conversion Price applicable with respect to the Preferred Shares (the "CONVERSION PRICE"), shall be $4.94, subject to adjustment as set forth below.

                  (b) STOCK SPLITS; DIVIDENDS; ADJUSTMENTS.

                           (i) If the Corporation, at any time while the Preferred Shares are outstanding, (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Shares into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then the Conversion Price shall be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(b)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                           (ii) If the Corporation, at any time while the Preferred Shares are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Corporation or any of its subsidiaries (excluding those referred to in Section 4(b)(i) above), then concurrently with such distributions to holder of Common Stock, the Corporation shall distribute to holders of the Preferred Shares, the amount of such indebtedness, assets, cash or rights or warrants which the holders of Preferred Shares would have received had they converted all their Preferred Shares into Common Shares immediately prior to the record date for such distribution.

                           (iii) Whenever the Conversion Price is adjusted pursuant to Section 4(b)(i) above or the Corporation makes a distribution as described in Section 4(b)(ii) above, the Corporation shall promptly mail to each holder of the Preferred Shares a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, or setting forth a description of the distribution and the facts surrounding same.

                           (iv) All calculations under this Section 4(b) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

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                           (v) No adjustment in the Conversion Price shall
         reduce the Conversion Price below the then par value of the Common
         Stock.

                           (vi) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 trading days and if the reduction is irrevocable during the period. Whenever the Conversion Price is reduced, the Corporation shall mail to the holders of Preferred Shares a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Section 4(b)(i), (ii), or (iii).

                  (c) NOTICE OF RECORD DATE. In the event of any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional Common Shares, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall deliver to each holder of Preferred Shares at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

                  (d) ISSUE TAXES. The Corporation shall pay any and all United States issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Shares on conversion of Preferred Shares pursuant hereto. However, the holder of any Preferred Shares shall pay any tax that is due because the Common Shares issuable upon conversion thereof are issued in a name other than such holder's name.

                  (e) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. Effective at such time as the Corporation has obtained shareholder approval of the Certificate Amendment, the Corporation shall at all times thereafter reserve and keep available out of its authorized but unissued Common Stock, solely for the purposes of effecting the conversion of the Preferred Shares, an amount of Common Shares equal to the number of shares issuable upon conversion of the Preferred Shares at the then applicable Conversion Price. The Corporation promptly will take such corporate action as may, in the opinion of its outside counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite stockholder approval.

                  (f) FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of any Preferred Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof and all Preferred Shares issuable upon the purchase thereof shall be aggregated for purposes of determining whether the conversion and/or purchase would result in the issuance of any fractional share. If, after the

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aforementioned aggregation, the conversion and/or purchase would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, either round up the number of shares to the next highest whole number or, at the Corporation's option, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the Conversion Date (as determined in good faith by the Board of Directors of the Corporation).

                  (g) REORGANIZATION, MERGER. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale or transfer of all or substantially all of the assets of the Corporation to any other person, then, as part of such reorganization, consolidation, merger, or transfer if the holders of shares of Common Stock receive any publicly traded securities as part or all of the consideration for such reorganization, consolidation, merger or sale, then it shall be a condition precedent of any such event or transaction that provision shall be made such that each Preferred Share shall thereafter be convertible into such new securities at a conversion price and pricing formula which places the holders of Preferred Shares in an economically equivalent position as they would have been if not for such event. In addition to the foregoing, if the holders of shares of Common Stock receive any non-publicly traded securities or other property or cash as part or all of the consideration for such reorganization, consolidation, merger or sale, then such distribution shall be treated to the extent thereof as a distribution under Section 4(c) above and such Section shall also apply to such distribution.

                  (h) CERTIFICATE FOR CONVERSION PRICE ADJUSTMENT. The Corporation shall promptly furnish or cause to be furnished to each holder a certificate prepared by the Corporation setting forth any adjustments or readjustments of the Conversion Price pursuant to this Section 4.

                  (i) MANDATORY CONVERSION. At the election of the Corporation upon written notice given to the holder of the Preferred Shares, the Preferred Shares may be converted into Common Shares, at the then effective Conversion Price, at any time after April 15, 2001, so long as both (A) on the conversion date the market price of the Corporation's Common Stock exceeds the then applicable Conversion Price, and (B) on such conversion date, the resale of the Common Stock issuable upon such conversion has either been registered under the Act, pursuant to a Registration Statement that is then effective, or the holder of the Preferred Shares to be converted is then entitled, pursuant to Rule 144 promulgated under the Act, to sell the Common Stock issuable to him upon such conversion.

         5. VOTING RIGHTS. Each holder of Preferred Shares shall be entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such Preferred Shares could be converted at the record date for such vote, or, if no record date is established, at the date such vote is taken. In addition to all other requirements imposed by Delaware law, and all other voting rights granted under the Corporation's Certificate of Incorporation, the affirmative vote of a majority in interest of the Corporation's outstanding Preferred Shares shall be necessary for (i) any amendment, modification or repeal of this Certificate of Designations (whether by merger, consolidation or otherwise), or (ii) any amendment to the Certificate of Incorporation or by-laws of the Corporation that may amend or change or adversely affect any of the rights, preferences, or privileges of the Preferred Shares.

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         6. NOTICES. The Corporation shall distribute to the holders of
Preferred Shares copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Corporation, at such times and by such method as such documents are distributed to such holders of such Common Stock.

         7. REPLACEMENT CERTIFICATES. The certificate(s) representing the Preferred Shares held by any holder of Preferred Shares may be exchanged by such holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as reasonably requested by such holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any stock certificate representing the Preferred Shares and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or upon surrender and cancellation of such stock certificate if mutilated, the Corporation will make and deliver a new stock certificate of like tenor and dated as of such cancellation at no charge to the holder.

         8. NO REISSUANCE. No Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

         9. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Preferred Shares set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth be deemed dependent upon any such other right, preference or limitation unless so expressed herein.

         10. LIMITATIONS. Except as may otherwise be required by law, the Preferred Shares shall not have any powers, preference or relative participating, optional or other special rights

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]



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other than those specifically set forth in this Certificate of Designations (as may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.
Signed on April 15, 2000

                                        MEDCOM USA, INCORPORATED


                                        By: /S/ MARK BENNETT
                                            ------------------------------------
                                            Name: Mark Bennett
                                                  Title: President



                                        By: /S/ MICHAEL MALET
                                            ------------------------------------
                                            Name: Michael Malet
                                            Title: Secretary



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                                    EXHIBIT A

                            (To be Executed by Holder
                      in order to Convert Preferred Shares)

                                CONVERSION NOTICE
                                       FOR
                 SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK


The undersigned, as a holder ("HOLDER") of shares of Series D Cumulative Convertible Preferred Stock ("PREFERRED SHARES") of Medcom USA, Incorporated (the "CORPORATION"), hereby irrevocably elects to convert _____________ Preferred Shares for shares ("COMMON SHARES") of common stock, par value $0.01 per share (the "COMMON STOCK"), of the Corporation according to the terms and conditions of the Certificate of Designations for the Preferred Shares as of the date written below. The undersigned hereby requests that share certificates for the Common Shares to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged to the Holder of Preferred Shares for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate of Designations.

Conversion Date:  __________________________

Conversion Information:             NAME OF HOLDER:_____________________________

                                    By:__________________________________
                                    Print Name:__________________________
                                    Print Title:_________________________

                                    Print Address of Holder:
                                    ____________________________________________
                                    ____________________________________________

                                    Issue Common Stock to:______________________
                                    at:_________________________________________
                                    ____________________________________________


IF COMMON SHARES ARE TO BE ISSUED TO A PERSON OTHER THAN HOLDER, HOLDER'S SIGNATURE MUST BE GUARANTEED BELOW:

SIGNATURE GUARANTEED BY:





THE COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.

                           PAGE 1 OF CONVERSION NOTICE

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PAGE 2 TO CONVERSION NOTICE DATED _________________ FOR: _______________________
                                  (CONVERSION DATE)         (NAME OF HOLDER)


              COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED
              -----------------------------------------------------

Number of Preferred Shares converted:           ______________ shares

    Number of Preferred Shares converted x Liquidation Preference  $

TOTAL DOLLAR AMOUNT CONVERTED                                      $
                                                                   =============



CONVERSION PRICE                                                   $


Number of Common Shares   =   Total dollar amount converted
                              -----------------------------  =     -------------
                                   Converted Price

     NUMBER OF COMMON SHARES =

If the conversion is not being settled by DTC, please issue and deliver _____ certificate(s) for Common Shares in the following amount(s):


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


If the Holder is receiving certificate(s) for Preferred Shares upon the conversion, please issue and deliver _____ certificate(s) for Preferred Shares in the following amounts:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________